UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 25, 2012
________________________________________________________
Heritage-Crystal Clean, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33987	26-0351454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2175 Point Boulevard, Suite 375, Elgin, IL	60123
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (847) 836-5670

________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Donald Brinckman from the Board of Directors

Effective as of July 25, 2012, Mr. Donald Brinckman has resigned from the Board of Directors of the Company.

In recognition of Mr. Brinckman's performance as a director of the Company, the  Board of Directors authorized the vesting of the stock award for 2,037 shares issued to Mr. Brinckman in May 2012.

Appointment of Brian Recatto to the Board of Directors

Effective as of July 25, 2012, Brian Recatto (age 48) has been elected to the Company's Board of Directors to serve for a term expiring at the 2013 annual meeting of stockholders. Mr. Recatto is currently President, Chief Executive Officer, and Director of OMNI Energy Services, a premier offshore and onshore oilfield services provider with operations throughout the U.S. Gulf States, Midcontinent, Rocky Mountains, and the Northeast. Prior to joining OMNI, from 2004 to 2007 Mr. Recatto was the President and owner/principal of Charles Holston, Inc., an oil and gas company specializing in environmental services, equipment leasing, and dockside and offshore maintenance. From 1997 to 2004, he worked for Philip Services Corporation, culminating in the position of President of the Industrial Services Division, where he oversaw a 5,000 person workforce operating from 122 locations. Mr. Recatto holds a Bachelor of Science degree in Finance from Louisiana State University.
Mr. Recatto es expected to serve on the Nominating and Governance Committee, pending approval by the full Board of Directors.
As a result of his election as director, Mr. Recatto shall be entitled to receive the same compensation for his services that other non-employee directors and committee members receive for their services. The Company's non-employee director compensation was described in Item 5.02 of the Company's Current Report on Form 8-K dated May 4, 2012, which description is incorporated herein by reference.

There are no relationships or related transactions to which Mr. Recatto is a party that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage-Crystal Clean, Inc. (Registrant)
July 31, 2012 (Date)	/s/ MARK DEVITA Mark DeVita
Chief Financial Officer